Exhibit 10.18

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is effective as of January 22, 2020 (the “Effective Date”), by and among, 4Front Holdings LLC, a Delaware limited liability company (“4F Holdings”), 4Front Arkansas, LLC, a Delaware limited liability company (“4F Arkansas”, and collectively with 4F Holdings the “Seller”), and Denham Investments, LLC, an Arkansas limited liability company (“Buyer”).

RECITALS

A.4F Holdings owns One Hundred percent (100%) of the membership interests of Pine Bluff Agriceuticals I Management, LLC, a Delaware limited liability company (“PBM”), (the “PBM Interest);

B.4F Arkansas owns Seventy-Nine and Five/Tenth Percent (79.5%) of Arkansas Natural Products I Management, LLC, a Delaware limited liability company (“ANP”), (the “ANP Interest”, and collectively with the PBM Interest the “Collective Interest”); and

C.Seller wishes to sell, transfer and assign to Buyer, and Buyer wishes to purchase and acquire from Seller, the Collective Interest, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I PURCHASE AND SALE

Section 1.01 Purchase and Sale. On the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from the Seller, its entire right, title and interest in and to the Collective Interest for the consideration specified in Section 1.02. At the Closing, Seller shall execute and deliver to Buyer an assignment or assignments of the Collective Interest substantially in the form attached hereto as Exhibit A (the “Assignment of Collective Interest”), effectuating the transfer of ownership of the Collective Interest to Buyer.

Section 1.02 Purchase Price. The consideration for the sale and transfer of the Collective Interest shall be Four Million Ninety One Hundred Thousand Five Hundred Twenty- Two Dollars and No 00/100 USD ($4,091,522.00) (the “Purchase Price”), allocated Two Million Four Hundred Seventy Nine Thousand Seven Hundred Thirty Seven Dollars and No 00/100 USD ($2,479,737.00) to the PBM Interest and One Million Six Hundred Eleven Thousand Seven Hundred Eighty Five Dollars and No 00/100 USD ($1,611,785.00) to the ANP Interest. The Parties acknowledge that Seller shall be entitled to all cash and cash equivalents held by PBM and ANP, or its affiliated or related entities (including those entities holding the Arkansas Marijuana Dispensaries Licenses for which PBM and ANP are direct or indirect beneficiaries), as of the Closing Date and these funds shall not be offset or credited in any way to the Purchase Price.

Section 1.03  Payment of Purchase Price.  The Purchase Price shall be paid to the Seller as follows:

(i)cash payment of One Million Five Hundred Thousand Dollars and 00/100 USD ($1,500,000.00) (the “Initial Payment”), to be paid in immediately available funds on the Closing Date; and

(ii)cash payment of Two Million Five Hundred Ninety One Thousand Five Hundred Twenty-Two Dollars and 00/100 USD ($2,591,522.00), to be paid in immediately available funds within thirty (30) calendar days after Pine Bluff Agriceuticals I, LLC, an Arkansas limited liability company (“Pine Bluff LicenseCo”), or any assignee, transferee, or other economic or controlling beneficiary of the Arkansas Medical Marijuana Dispensary License No. 222 or that marijuana dispensary license held by Pine Bluff LicenseCo as of the date hereof, makes its first retail marijuana sale to any medical patient or other customer (the “Future Payment”).

Section 1.04 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on January 22, 2020, or on such other date as may be mutually agreed upon by the parties hereto (as applicable, the “Closing Date”), remotely via the parties’ exchange of counterpart signature pages and other deliverables as set forth in this Agreement.

Section 1.05 Option to Re-Acquire ANP Interest. Until Seller receives the entire Future Payment, the Seller or its designee, in its sole discretion, shall have the right, but not the obligation, to acquire the ANP Interest from Buyer or any assignee or transferee of the ANP Interest, for a cash payment, free and clear of all liens and other encumbrances, for One Million Five Hundred Thousand Dollars and 00/100 USD ($1,500,000.00), that may be paid by Seller, or its designee, in immediately available funds within thirty (30) days from the date that Buyer transfers, or causes to be transferred, the ANP Interest to Seller (the “Option”).   Seller is required to provide Buyer with written notice of its intent to exercise such Option (the “Option Notice”). Upon Buyer receiving the Option Notice, Buyer shall have five (5) calendar days to cause the Option to be terminated if Buyer makes a cash payment to Seller within five (5) calendar days of the Option Notice in the amount of Three Hundred Thousand Dollars and 00/100 USD ($300,000.00). Buyer appoints Seller at its proxy for the purposes of effectuating the transaction contemplated in this Section 1.05.

Section 1.06 Future Payment Security If Buyer fails to timely pay any or all of the Future Payment, when due according to Section 1.03 and Section 1.05 above, then Seller or its designee, in its sole discretion, shall have the right, but not the obligation, to cause Buyer or its designee, assignee, successor, transferee, or the individual or entity having any economic benefit and/or control (collectively the “License Holders”) of the Arkansas Medical Marijuana Dispensary Licenses affiliated with, as of the date hereof, Pine Bluff License Co and Arkansas Natural Products I, LLC, an Arkansas limited liability company (collectively the “Licenses”) to transfer and assign all of License Holders interests in all entities and affiliated entities to Seller. If Buyer exercises its option in Section 1.05 above, Seller or its designee shall receive only the interest associated with Pine Bluff License Co. The Parties acknowledge this provision is intended to be security for the payment of the Future Payment and Buyer agrees to cooperate and use all good faith efforts to facilitate the transfer of all of Buyer’s and License Holders’

economic interest and control in the Licenses to Seller. Buyer appoints Seller at its proxy for the purposes of effectuating the transaction contemplated in this Section 1.05.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the Closing Date. For purposes of this Article II, “knowledge” shall mean the actual knowledge of Seller’s officers, managers and members.

Section 2.01 Organization and Authority. Seller are each a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has the requisite power and authority to: (i) conduct their respective business as presently conducted; (ii) carry out their obligations hereunder; and (iii) consummate the transactions contemplated hereby.

Section 2.02 Authority and Enforceability. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution, and delivery by Buyer) constitutes Seller’s legal, valid, and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.03 No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents (as defined below), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of formation, operating agreement and/or other organizational documents of Seller; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller.

Section 2.04 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending against Seller, or to the best of Seller’s knowledge, threatened against Seller, that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 2.05 Ownership of Collective Interest. To Seller’s knowledge, the Collective Interest was issued in compliance with applicable laws and not in violation of the organizational documents.

Section 2.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf Seller.

Section 2.07 Right of First Refusal. According to Section 11.4 of the Arkansas Natural Products I Management, LLC Operating Agreement, certain members of Arkansas Natural Products I Management, LLC are entitled to advance notice and the right to purchase the ANP Interest, if they choose, before Buyer has the right to purchase the ANP Interest. Seller has not provided notice of this Right of First Refusal to any member of Arkansas Natural Products I

Management, LLC. Seller acknowledges that if any member of Arkansas Natural Products I Management, LLC exercises this Right of First Refusal, that any proceeds therefrom shall be remitted to Buyer.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the Closing Date. For purposes of this Article III, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual knowledge of any manager or officer of Buyer, as applicable.

Section 3.01 Organization and Authority; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Arkansas. Buyer has the power and authority to enter into this Agreement and each agreement, instrument or other document to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite member action on the part of Buyer. This Agreement and each of the other Transaction Documents has been duly executed and delivered by Buyer and (assuming due execution and delivery by Seller) constitutes its legal, valid, and binding obligation, enforceable against it, in accordance with their terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with Buyer’s operating agreement or other organizational documents; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by or from any person or entity in connection with the execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby.

Section 3.03 Legal Proceedings. To Buyer’s knowledge, there are no actions, suits, claims, investigations or other legal proceedings pending or threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 3.04   Regulatory Acknowledgement. Buyer acknowledges that its obligations to the Seller under this Agreement are not contingent on, or subject to, any other governmental or other regulatory approval.

Section 3.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.06 Right of First Refusal. Buyer acknowledges that according to Section 11.4 of the Arkansas Natural Products I Management, LLC Operating Agreement, certain members of Arkansas Natural Products I Management, LLC are entitled to advance notice and the right to purchase the ANP Interest, if they choose, before Buyer has the right to purchase the ANP Interest. Buyer has had the opportunity to review the Arkansas Natural Products I Management, LLC Operating Agreement. Buyer further acknowledges that Seller has not provided notice of this Right of First Refusal to any member of Arkansas Natural Products I Management, LLC. Notwithstanding anything else in this Agreement to the contrary, Buyer is willing to consummate this transaction with Seller and waive any claim it may have against Seller as a result of the Right of First Refusal. Buyer acknowledges that if this Right of First Refusal is exercised, that it will receive any proceeds as a result of the Right of First Refusal, and that Buyer shall use all good faith efforts to transfer the ANP Interest to that person or entity exercising its Right of First Refusal.   Further, Buyer acknowledges that an exercise of the Right of First Refusal shall have no other force and effect and all obligations of Buyer herein shall remain in full force and effect, including its purchase of the PBM Interest and its obligations under Sections 1.02 and 1.03, above.

ARTICLE IV

CLOSING DELIVERIES AND POST-CLOSING MATTERS

Section 4.01Seller’s Deliveries. At the Closing, the Seller shall deliver (or cause to be delivered) to Buyer, the following:

(a)	a duly executed counterpart signature page to this Agreement;

(b)a duly executed Assignment of Interests from the Seller, transferring ownership of the Collective Interest to Buyer; and

(c)such other documents or deliverables as may be reasonably requested by 4Front to give full effect to the transactions contemplated by this Agreement.

Section 4.02Buyer’s Deliveries. At the Closing, Buyer shall deliver to the Seller the following:

(a)	the Initial Payment;

(b)	a duly executed counterpart signature page to this Agreement; and

(c)such other documents or deliverables as may be reasonably requested by the Seller to give full effect to the transactions contemplated by this Agreement.

ARTICLE V INDEMNIFICATION

Section 5.01Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year after the Closing Date. For the avoidance of doubt, the parties hereby agree and acknowledge that the survival periods in this Section 5.01 are contractual statutes of limitations and any claim brought by any party pursuant to this Article V must be brought or filed prior to expiration of the applicable survival period. All covenants and agreements of the parties contained in this Agreement and related rights to indemnification shall survive the Closing and remain in full force and effect until fully performed in accordance with their terms.

Section 5.02 Indemnification by Seller. Subject to the other terms and conditions of this Article V, Seller shall defend, indemnify and hold harmless Buyer, and its Affiliates, representatives, stockholders, members, directors, managers, officers, and employees (collectively, the “Buyer Indemnified Parties”), for, from and against any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (collectively, “Losses”) incurred or sustained by, or imposed upon, any Buyer Indemnified Party based upon, arising out of or relating to:

(a)any material breach of any of the representations or warranties of Seller contained in Article II of this Agreement or any of the other Transaction Documents; or

(b)any material breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller contained in this Agreement and/or any other of the Transaction Documents.

Section 5.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article V, Buyer shall defend, indemnify and hold harmless, the Seller and its Affiliates and representatives (collectively, the “Seller Indemnified Parties”), for, from and against any and all Losses incurred or sustained by, or imposed upon, any Seller Indemnified Party based upon, arising out of or relating to:

(a)any material breach of any of the representations or warranties of Buyer contained in Article III of this Agreement or any of the other Transaction Documents; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer contained in this Agreement, and/or any other of the Transaction Documents.

Section 5.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such action with its counsel and at its own cost and expense. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such action, the Indemnified Party may, but shall not be obligated to, defend against such action in such manner as it may deem appropriate, except that the Indemnified Party shall not have the right to settle such action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 5.05 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article V, the Indemnifying Party shall satisfy its obligations within 15 business days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 business day period, any amount payable shall accrue interest from and including the date of agreement of Indemnifying Party or a final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 7%. Such interest shall be calculated daily on the basis of a 365/360 day year and the actual number of days elapsed, without compounding. If a Loss is agreed to by a Seller or adjudicated to be payable by Seller, and the Note has not been yet been paid in full, Buyer Indemnified Parties may set off the amount of the Loss against any outstanding amount due under the Note.

Section 5.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

ARTICLE VI MISCELLANEOUS

Section 6.01 Confidentiality. Each receiving party (a “Receiving Party”) shall hold in strict confidence, any information of a confidential or proprietary nature, whether or not in writing, disclosed by the other party (a “Disclosing Party”), relating to the Disclosing Party, the Collective Interest, this Agreement and/or any of the Transaction Documents (collectively, “Confidential Information”). Except as expressly contemplated by this Agreement, the Receiving Party shall not, directly or indirectly, disclose, publish, use, or permit others to use such Confidential Information without such Disclosing Party’s prior written consent, and shall deliver to the Disclosing Party all copies of such Confidential Information and destroy all of their electronic records of such information; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing that: (i) becomes generally available to the public in any manner or form through no fault of the Receiving Party; (ii) when such disclosure is required by a governmental entity or is otherwise required by any applicable law or is necessary in order to establish rights under this Agreement or any other rights or agreements referred to herein; (iii) is necessary for disclosing the transactions contemplated herein for legal or tax purposes; or (iv) is disclosed in connection with the audit of any Receiving Party’s tax returns.

Section 6.02 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.04):

If to Seller, to:	4Front Holdings LLC or 4Front Arkansas, LLC

5060 N. 40th Street, Suite 120

Phoenix, Arizona 85018 Attention: Josh Rosen, Member

Email: josh.rosen@4frontventures.com

with a copy (which shall

not constitute notice to Seller) to:

Saul Ewing Arnstein & Lehr LLP

161 N. Clark St., Suite 4200

Chicago, Illinois 60601 Attention: Adam S. Fayne Facsimile: (312) 876-7883 Email: adam.fayne@saul.com

If to Buyer, to:	Denham Holdings, LLC 6 Smith Springs Rd Morrilton, AR 72110

with a copy (which shall not constitute notice to Buyer) to:

Section 6.04 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.05   Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.06 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to give effect to the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.07 Entire Agreement. This Agreement, together with the Assignment of Interests, the Note, and the other Transaction Documents, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 6.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights herein are freely assignable by Buyer. This Agreement and any rights contained herein are not assignable by Seller without the prior written consent of Buyer.

Section 6.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (including any governmental authority) any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 6.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 6.12Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arkansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Arkansas or any other jurisdiction).

(b)Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Arkansas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(c)Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.13 Independent Counsel. The parties hereto acknowledge and agree that he or it has had an opportunity to consult with his or its own legal counsel, tax advisors and other professional advisors regarding this Agreement and the transactions contemplated hereby, including the tax treatment and implications of such transactions.

Section 6.14 Certain Defined Terms. For purposes of this Agreement, the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Section 6.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date first written above.

SELLER:

4Front Holdings, LLC, a Delaware limited liability company

By:	Name:	Josh Rosen
	Title:	Manager

4Front Arkansas, LLC, a Delaware limited liability company

By:	Name:	Josh Rosen
	Title:	Manager

BUYER:

Denham Investments, LLC, an Arkansas limited liability company

By:	/s/John Paul Denham
Name:	John Paul Denham
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date first written above.

SELLER:

4Front Holdings, LLC, a Delaware limited liability company

By:	/s/ Josh Rosen
	Name:	Josh Rosen
	Title:	Manager

4Front Arkansas, LLC, a Delaware limited liability company

By:	/s/ Josh Rosen
	Name:	Josh Rosen
	Title:	Manager

BUYER:

Denham Investments, LLC, an Arkansas limited liability company

By:
Name:	John Paul Denham
Title:	Manager

EXHIBIT A

ASSIGNMENT OF COLLECTIVE INTERESTS

ASSIGNMENT OF COLLECTIVE INTERESTS

This Assignment of Interests (this “Assignment”) is entered into and made effective on January 22, 2020 by and between 4Front Holdings LLC, a Delaware limited liability company (“4F Holdings”), 4Front Arkansas, LLC, a Delaware limited liability company (“4F Arkansas”, and collectively with 4F Holdings the “Seller”), and Denham Investments, LLC, an Arkansas limited liability company (“Buyer”), pursuant to that certain Membership Interest Purchase Agreement of even date herewith (the “Purchase Agreement”). Seller and Buyer may be referred to herein collectively as the “Parties”, and each individually as a “Party.” Capitalized words or terms used in this Assignment and not defined herein shall have the meanings set forth in the Purchase Agreement.

RECITALS:

A.4F Holdings is the legal and beneficial owner and holder of all of the membership interest (the “Interests”) in Pine Bluff Agriceuticals I Management, LLC, a Delaware limited liability company (“PBM Interest”);

B.4Front Arkansas is the legal and beneficial owner of Seventy-Nine and Five/Tenth Percent (79.5%) of Arkansas Natural Products I Management, LLC, a Delaware limited liability company (“ANP Interest”, and collectively with the PBM Interest the “Collective Interest”); and

C.Seller desires, pursuant to the Purchase Agreement, to sell, assign, transfer and convey to Buyer, and Buyer desires to accept from Seller, all of Seller’s right, title and interest in, of and to the Collective Interest.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals, the accuracy of which is hereby acknowledged by the Parties, and the mutual covenants, conditions, representations and warranties hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Recitals. The foregoing recitals are incorporated herein and made a part of this Assignment.

2.Assignment of Interest. Effective as of the Closing, Seller hereby sells, assigns, transfers and conveys to Buyer all of Seller’s right, title and interest in and to the Collective Interest. All allocations and distributions of profits, losses, income, cash flow, capital and other items on account of the Interests hereby transferred shall be made or allocated to the Buyer hereof effective as of the Closing.

3.Acceptance of Interest. Effective as of the Closing, Buyer hereby affirmatively and unconditionally accepts from Seller all rights, title and interests of Seller in, of and to the Collective Interest.

4.Representations and Warranties. Buyer and Seller hereby represent and warrant to each other that, unless disclosed otherwise in the Purchase Agreement, each has the requisite power and authority to enter into and consummate the transactions contemplated by this Assignment and otherwise carry out their respective obligations hereunder. This Assignment has been duly executed by each Party and constitutes a legal, valid and binding obligation of both Parties, enforceable against each in accordance with its terms.

5.Further Acts.   The Parties hereto shall use their good faith efforts to take or direct any and all actions, and to execute and deliver any and all documents, necessary or appropriate to carry out the purposes and intent of the provisions of this Assignment.

6.Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as deliver y of an original signed copy of this Assignment.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed, effective as of the date first written above.

SELLER:

4FRONT Holdings, LLC, a Delaware limited liability company

By: Name: Josh Rosen

Title:Manager

4FRONT Arkansas, LLC, a Delaware limited liability company

By: Name: Josh Rosen

Title:Manager

BUYER:

Denham Investments, LLC, an Arkansas limited liability company

By: /s/ John Paul Denham Name:John Paul Denham

Title:Manager

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed, effective as of the date first written above.

SELLER:

4FRONT Holdings, LLC, a Delaware limited liability company

By:/s/ Josh Rosen Name: Josh Rosen

Title:Manager

4FRONT Arkansas, LLC, a Delaware limited liability company

By:/s/ Josh Rosen Name: Josh Rosen

Title:Manager

BUYER:

Denham Investments, LLC, an Arkansas limited liability company

By: Name:John Paul Denham

Title:Manager